UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Crescent Banking Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GEORGIA 30143

J. Donald Boggus, Jr.

President and Chief Executive Officer

March 27, 2009

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of Crescent Banking Company (the “Company”), which will be held at the corporate offices of the Company, located at 7 Caring Way, Jasper, Georgia 30143, on Wednesday, April 15, 2009 at 1:00 p.m. local time (the “Special Meeting”). Enclosed with the attached proxy statement is your proxy card.

Your participation in this Special Meeting is very important. We are asking you to approve:

1.	An amendment to our Articles of Incorporation increasing the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares; and

2.	An amendment to our Articles of Incorporation deleting the restrictions regarding certain business combinations, including transactions with interested shareholders, contained in Article Six leaving only definitions for terms used throughout the Articles of Incorporation.

During 2008, turmoil within the financial services industry and the economy generally contributed to an increase in our non-performing assets and a decrease in our earnings. In response, we have taken what we believe to be an aggressive approach with respect to determining the probability of losses in our loan portfolio. We also have strengthened our credit structure to assure sound operating practices during these challenging times. Although the Company and its wholly owned subsidiary, Crescent Bank and Trust Company (the “Bank”), were adequately capitalized under all applicable regulatory capital measurements as of December 31, 2008, based on the recent deterioration in the housing and real estate markets, including falling real estate prices, increasing foreclosures, and rising unemployment, and the negative impact these events have had on the financial services industry and banks’ loan portfolios, we believe that it is prudent to take all necessary steps to strengthen our capital position.

To that end, we have been carefully exploring a variety of capital-raising alternatives, including, without limitation, transactions with members of our Board of Directors and management team. We believe that the amendments to our Articles of Incorporation are necessary to provide the Company with maximum flexibility to execute a financing transaction, should an opportunity become available.

We sincerely hope that you can attend the Special Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. You may also submit your proxy vote online by following the instructions on page 2 of the enclosed proxy statement. Your completion and delivery of the proxy will ensure that your preferences will be expressed on the matters that are being considered, even if you cannot attend the Special Meeting. If you deliver a completed proxy or submit your proxy vote online, but you are able to attend the Special Meeting, you may revoke your proxy and re-cast your vote following the revocation procedures described in the accompanying proxy statement.

Your vote is important. Pursuant to Article Ten of the Company’s Articles of Incorporation, the amendment to Article Six of the Company’s Articles of Incorporation requires the affirmative vote of at least 66 2/3% of the outstanding shares of common stock not beneficially owned by Mr. Michael W. Lowe, a member of our Board of Directors and an “Interested Shareholder” as defined in Article Six of our Articles of Incorporation, or any of his affiliates or associates as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is a significant threshold. No matter your level of ownership in the Company, or whether or not you plan to attend this meeting in person, it is very important that your shares be voted at the Special Meeting. To make sure your shares are represented, we urge you to vote promptly using the enclosed voting materials.

If you have any questions about the proxy statement or the Special Meeting, please contact us at (678) 454-2266.

Sincerely,

J. Donald Boggus, Jr.
President and Chief Executive Officer

CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GEORGIA 30143

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 15, 2009

TO THE SHAREHOLDERS OF

CRESCENT BANKING COMPANY:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Crescent Banking Company will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia 30143, on Wednesday, April 15, 2009 at 1:00 p.m. local time (together with any adjournments or postponements thereof, the “Special Meeting”) for the following purposes:

(1)	Authorized Shares. To amend the Company’s Articles of Incorporation to increase the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares.

(2)	Business Combinations. To amend the Company’s Articles of Incorporation to delete the restrictions contained in Article Six regarding certain business combinations, including transactions with interested shareholders, leaving only definitions for terms used throughout the Articles of Incorporation.

The enclosed proxy statement explains each of these proposals in greater detail.

Only shareholders of record as of the close of business on February 17, 2009 are entitled to notice of and to vote at the Special Meeting. Your vote is important. All shareholders, whether or not they expect to attend the Special Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or submit a proxy vote online. Shareholders may submit proxy votes online by following the instructions on page 2 of the proxy statement. The proxy, whether submitted by mail or online, may be revoked by the person executing or submitting the proxy by filing with the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Special Meeting.

A list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Special Meeting and for a period of ten days prior thereto at the Company’s executive offices in Jasper, Georgia.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Jasper, Georgia

March 27, 2009

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED OR SUBMIT YOUR PROXY VOTE ONLINE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY BY MAIL OR SUBMITTED YOUR PROXY VOTE ONLINE.

i

PROXY STATEMENT FOR

SPECIAL MEETING OF SHAREHOLDERS

OF

CRESCENT BANKING COMPANY

TO BE HELD WEDNESDAY, APRIL 15, 2009

This proxy statement is furnished to the shareholders of Crescent Banking Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of the accompanying proxy to be voted at the special meeting of the Company’s shareholders (together with any adjournments or postponements thereof, the “Special Meeting”), to be held at the corporate offices of the Company, located at 7 Caring Way, Jasper, Georgia on Wednesday, April 15, 2009 at 1:00 p.m. local time.

This proxy statement is dated March 27, 2009 and is first being mailed to shareholders on or about March 27, 2009.

As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to the combined entities of Crescent Banking Company and its wholly owned subsidiaries, Crescent Bank and Trust Company and Crescent Mortgage Services, Inc. The terms “Crescent Bank” or “the Bank” refer to Crescent Bank and Trust Company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why have I received these materials?

The accompanying proxy is solicited by our Board of Directors in connection with the Special Meeting that will take place on April 15, 2009. You are cordially invited to attend the Special Meeting and are requested to vote upon the following proposals:

Proposal 1: Approval of an amendment to our Articles of Incorporation increasing the number of shares of common stock, par value $1.00 per share (the “Common Stock”), authorized thereunder, from 10 million shares to 50 million shares.

Proposal 2: Approval of an amendment to our Articles of Incorporation deleting the restrictions contained in Article Six regarding certain business combinations, including transactions with interested shareholders, leaving only definitions for terms used throughout the Articles of Incorporation.

Who is entitled to vote at the Special Meeting?

All shareholders of record as of the close of business on February 17, 2009, the “record date,” will be entitled to vote at the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

The presence at the Special Meeting in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present, but will not be counted as votes cast on such matters. There were 5,387,647 shares of Common Stock outstanding as of the record date.

How many votes do I have?

Each share of Common Stock outstanding on the record date is entitled to one vote on each item submitted for consideration.

How do I vote my shares at the Special Meeting?

If you are a “record holder” of Common Stock (that is, if you hold Common Stock in your own name in the Company’s stock records maintained by its transfer agent), you may vote:

By Mail:	Vote, sign, date your proxy card and return it in the postage-paid envelope.

In Person:	Vote at the Special Meeting.

Via Internet:	Log on to www.crescentbank.com and follow the on-screen instructions for voting your proxy. You will be prompted for certain information that can be found on your proxy card.

If you hold shares of Common Stock in “street name” (that is, if you hold shares of Common Stock through a bank, broker or other nominee) and you wish to vote at the Special Meeting, then you may instruct your broker to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and via the Internet.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is exercised by:

(i)	delivering written notice of revocation to the Company’s Corporate Secretary at 7 Caring Way, Jasper, Georgia 30143;

(ii)	submitting to the Company a duly executed proxy card bearing a later date;

(iii)	voting via the Internet at a later date; or

(iv)	attending the Special Meeting and voting in person;

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Corporate Secretary at or before the Special Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern Time, on April 14, 2009.

How many votes are required to act on the proposals?

Proposal 1: The approval of Proposal 1 to amend our Articles of Incorporation to increase the number of shares of Common Stock authorized thereunder requires the affirmative vote of at least a majority of the shares entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal 1. Therefore, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.

Proposal 2: The approval of Proposal 2 to amend Article Six of our Articles of Incorporation requires the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock not beneficially owned by Mr. Michael W. Lowe, a member of our Board of Directors and an “Interested Shareholder” as defined in our Articles of Incorporation, or any of his affiliates or associates as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal 2. Therefore, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2.

How does the Board of Directors recommend that I vote my shares?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS DISCUSSED IN MORE DETAIL BELOW. Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company. As of the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Special Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. In addition, Okapi Partners has been retained by the Company to assist in the solicitation of proxies. The Company has agreed to pay Okapi Partners $12,500 and to reimburse Okapi Partners for its reasonable out-of-pocket expenses and variable fees in connection with such services. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Okapi Partners, LLC

780 Third Avenue, 30th Floor

New York, New York 10017

Shareholders Call Toll Free: (877) 869-0171

Banks and Brokers Call Collect: (212) 297-0720

Important Notice Regarding the Availability of Proxy Materials for the Special

Meeting to be held on Wednesday, April 15, 2009

The Proxy Statement is available on our website at http://www.crescentbank.com.

PROPOSAL 1: AMENDMENT OF SECTION 2.1 OF

OUR ARTICLES OF INCORPORATION TO AUTHORIZE

ADDITIONAL SHARES OF COMMON STOCK

Background

Our Articles of Incorporation currently authorize 10 million shares of Common Stock, which limits our capital structure by preventing us from issuing additional Common Stock to raise capital.

Proposed Amendment

The proposed amendment to the Articles of Incorporation would authorize 50 million shares of Common Stock. Our Common Stock has unlimited voting rights and is entitled, subject to any preferences of any preferred stock, to receive the net assets of the Company upon dissolution. The proposed amendment will give us greater flexibility in our capital structure generally and will allow us to consummate capital raises by issuing additional shares of Common Stock or securities convertible into Common Stock.

On January 29, 2009, a Special Committee (the “Special Committee”) of the Board of Directors adopted the proposed amendment to the Articles of Incorporation and the Board of Directors ratified the amendment, subject to shareholder approval. The proposed amendment is included in the Articles of Amendment, which are attached as Appendix A to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix A. The full text of the new Section 2.1 of the Articles of Incorporation is set forth below and shall replace the existing Section 2.1 in its entirety:

The Corporation shall have the authority to be exercised by the Board of Directors, or a duly authorized committee thereof, to issue not more than 50,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

If approved, the proposed amendment will become effective upon filing Articles of Amendment with the Secretary of State of the State of Georgia, which we expect to occur following shareholder approval of the proposals described herein.

If Proposal 1 is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our Common Stock is traded on the Nasdaq Capital Market, shareholder approval must be obtained, unless an exception is available under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company’s then outstanding shares of Common Stock or securities convertible into shares of Common Stock in connection with a private financing or an acquisition or merger.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present shareholders. The additional 40 million shares to be authorized will be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. Accordingly, the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

Vote Required

The affirmative vote of at least a majority of the shares entitled to vote at the Special Meeting is required to approve the proposed amendment. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal 1. Therefore, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.

Reasons for the Amendment

The Board of Directors believes that, in light of the continuing weak economic conditions, the Company should take all necessary steps to achieve higher capital levels, including through the issuance and sale of additional shares of Common Stock or securities convertible into shares of Common Stock.

The Board of Directors believes that the proposed amendment to Section 2.1 of the Company’s Articles of Incorporation is in the best interests of the Company and its shareholders and is consistent with sound corporate governance principles.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF SECTION 2.1 OF THE ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK.

PROPOSAL 2: AMENDMENT OF ARTICLE SIX TO OUR ARTICLES OF INCORPORATION

Background

Our Articles of Incorporation currently require the affirmative vote of the holders of at least 66 2/3% of all the shares of our voting stock not owned by an Interested Shareholder for the approval of a business combination, merger, consolidation, lease, sale of assets, reclassification of securities or other transactions with an Interested Shareholder. An “Interested Shareholder” means any person, including that person’s associates and affiliates, who is the beneficial owner of 15% or more of our outstanding stock. The Interested Shareholder restrictions generally render it more difficult for a person to acquire a significant portion of the Company’s Common Stock and thereafter cause the Company to engage in a transaction with such person that the Board of Directors believes is not in the best interests of the Company.

We believe that the provisions relating to Interested Shareholder transactions encourage persons seeking control of us to consult with our Board of Directors, enabling our Board of Directors to negotiate and give due consideration on behalf of our shareholders and other constituencies as to the merits of any offer which may be made. However, given our current capital needs, we believe that the restrictions in our Articles of Incorporation may unnecessarily discourage or limit our ability to enter into financing transactions that could be beneficial to the Company and our shareholders. Without limitation, these transactions may include the sale and issuance of shares to, among others, Mr. Michael W. Lowe, a member of our Board of Directors and an Interested Shareholder.

Moreover, the Company has elected to be subject to Part 3 of Article 11 of the GBCC (the “Business Combination Statute”), which contains many of the protections provided by Article Six of our Articles of Incorporation. We believe that the Business Combination Statute provides adequate protection for the Company and its shareholders in the event of a takeover attempt. The complete text of the Business Combination Statute is set forth in Appendix B to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix B.

Proposed Amendment

The proposed amendment to our Articles of Incorporation would delete Article Six in its entirety, with the exception of certain definitions for terms used throughout the Articles of Incorporation. The complete text of the current Article Six of our Articles of Incorporation is set forth in Appendix C to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix C.

On March 18, 2009, the Board of Directors adopted the proposed amendment to the Articles of Incorporation, subject to shareholder approval. The proposed amendment is included in the Articles of Amendment, which is attached as Appendix A to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix A.

If approved, the proposed amendment will become effective upon filing the Articles of Amendment with the Secretary of State of the State of Georgia, which we expect to occur following shareholder approval of the proposals described herein.

If Proposal 2 is approved, the restrictions governing transactions with Interested Shareholders in our Articles of Incorporation will no longer apply, but similar provisions of the Business Combination Statute will remain in force. There are, however, important differences between Article Six of our Articles of Incorporation and the Business Combination Statute. For example, unlike our charter, which subjects any transaction between Mr. Lowe, currently our only Interested Shareholder, and the Company to a super-majority shareholder approval requirement, a transaction between the Company and Mr. Lowe is exempt from the restrictions set forth in the Business Combination Statute.

Comparison of Article Six of the Articles of Incorporation with the Business Combination Statute

Both Article Six of our Articles of Incorporation and the Business Combination Statute contain anti-takeover provisions that generally render it difficult for a significant stockholder to cause the Company to effect certain fundamental transactions, such as a merger with the shareholder, the issuance of securities to the shareholder, a sale of substantially all of the company’s assets to the shareholder, or a liquidation of the Company (such a transaction is referred to in both Article Six and the Business Combination Statute as a “Business Combination”). Although similar in scope, important differences between the two regimes include the following:

•

Where Article Six of our Articles of Incorporation defines an “interested shareholder” as any person or group beneficially owning 15% or more of the Company’s voting stock, the ownership threshold for identifying an “interested shareholder” under the GBCC is set at 10%.

•

The anti-takeover protections under the Business Combination Statute do not apply to a shareholder who has been an interested shareholder for a period of five years, whereas there is no such exemption under Article Six for a long-time significant shareholder of the Company.

•

The Business Combination Statute does not apply to shareholders who acquire a 10% or more interest in a corporation in a transaction that is authorized by the corporation’s board of directors; Article Six exempts board-approved Business Combinations, but only if the Business Combination was approved by the Board of Directors at the time the Interested Shareholder became an Interested Shareholder (or if, at the time the Board of Directors approves the Business Combination, more than 66 2/3% of the directors are unaffiliated with the Interested Shareholder and were members of the Board of Directors before the Interested Shareholder became an Interested Shareholder (such directors are referred to herein as “Disinterested Directors”)).

•

The Business Combination Statute does not have any fair price protections, whereas certain Business Combinations may be exempt from the super-majority voting requirements of Article Six if the consideration paid to shareholders in connection with the Business Combination is at least equal to certain minimum amounts.

Article Six of the Articles of Incorporation

Article Six of the Articles of Incorporation prohibits any Business Combination with an Interested Shareholder unless 66 2/3% of the shares unaffiliated with the Interested Shareholder vote in favor of the Business Combination. Board approval of the Business Combination may exempt the transaction from the super-majority shareholder vote requirement if:

•	the Board of Directors approved the Business Combination before the shareholder became an Interested Shareholder; or

•	at least two-thirds of the directors serving on the Board of Directors at the time the Business Combination is approved are Disinterested Directors.

In addition, a super-majority shareholder vote is not required if the Business Combination involves a merger or share exchange for cash, or in certain circumstances and upon shareholder election, property, if:

•	The fair market value of the consideration paid to the shareholders is at least equal to the greater of:

•	the highest per share price paid by the Interested Stockholder in acquiring shares of the Company’s stock during the two-year period preceding the announcement of the Business Combination;

•

an amount that bears at least the same percentage relationship to the fair market value of the Company’s Common Stock as of the announcement of the Business Combination as the highest price paid by the Interested Shareholder in the two-year period preceding the announcement of the Business Combination bears to the fair market value of the Company’s Common Stock on the date the Interested Shareholder became an Interested Shareholder;

•

the earnings per share of the Common Stock for the four consecutive quarters before the announcement of the Business Combination multiplied by the higher of (A) the then price earnings multiple of the Interested Shareholder or (B) the highest price earnings multiple of the Corporation during the two-year period preceding the announcement of the Business Combination; and

•	Since the date the shareholder that is party to the Business Combination became an Interested Shareholder:

•	the Company has not failed to declare and timely pay any dividends on outstanding shares of preferred stock;

•

the Company has not reduced the annual rate of any dividends paid on its Common Stock unless the reduction was approved by a Board of Directors with respect which 2/3 of its members are unaffiliated with the Interested Shareholder;

•

the Interested Shareholder has not acquired any additional shares of the Company’s voting stock, except upon the exercise of convertible securities acquired on or before the date the shareholder became an Interested Shareholder; and

•	the Company has not made any loans, advances, guarantees or pledges or granted any other financial assistance in favor of the Interested Shareholder; and

•

A proxy statement setting forth the recommendation of the Board of Directors and an opinion of a reputable investment banking firm with respect to the Business Combination, and otherwise complying with the Exchange Act of 1934, as amended, is mailed to the Company’s shareholders at least thirty (30) days before the consummation of the Business Combination.

Article Six may not be amended without the approval of 66 2/3% of the shares not held by any Interested Shareholder unless two-thirds of the directors then serving on the Board of Directors are Disinterested Directors and the Board of Directors approves the amendment, in which case the amendment to Article Six requires the approval of a majority of the shares entitled to vote.

The Business Combination Statute

The Business Combination Statute is set forth in Sections 14-2-1131 through 14-2-1133 of the GBCC. The Business Combination Statute states that resident domestic corporations may not engage in a Business Combination with any “interested shareholder” for a period of 5 years following the time that such shareholder became an “interested shareholder” unless:

•

prior to such time, the board of directors of the corporation approved either the business combination in question or the transaction which resulted in such shareholder becoming an “interested shareholder”;

•

in the transaction which resulted in such shareholder becoming an “interested shareholder,” the “interested shareholder” became the beneficial owner of at least 90% of the voting stock of the corporation (excluding shares owned by directors, officers and their affiliates and associates, the corporation’s subsidiaries, and certain employee stock plans maintained by the corporation); or

•

after becoming an “interested shareholder”, such shareholder became the beneficial owner of 90% of the outstanding voting stock (excluding shares owned by the target corporation’s directors, officers, and their affiliates and associates, the target corporation’s subsidiaries, and certain employee stock plans maintained by target corporation) and the Business Combination was approved by holders of a majority of the corporation’s voting stock entitled to vote, excluding from such vote, stock held by the “interested shareholder”, the corporation’s directors, officers, and their affiliates and associates and subsidiaries, and certain employee stock plans maintained by the corporation.

Mr. Lowe qualifies as an “interested shareholder” under the GBCC because he beneficially owns more than 10% of the Company’s Common Stock. However, any transaction between Mr. Lowe and the Company would be exempt from the Business Combination Statute because the Board of Directors approved the issuance of shares to Mr. Lowe that resulted in Mr. Lowe becoming an “interested shareholder.”

A corporation may opt out of the Business Combination Statute upon obtaining:

•	the affirmative approval of at least two-thirds of the continuing directors; and

•

the affirmative approval of a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any “interested shareholder” and affiliates and associates of any “interested shareholder.”

The GBCC provides that any action to opt out of the GBCC will (i) not be effective until 18 months after the applicable shareholder vote and (ii) not apply to any Business Combination between a corporation and any person who became an “interested shareholder” of the corporation on or prior to such shareholder action. Once a corporation opts out of the Business Combination Statute it cannot re-invoke its protections.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting and not beneficially owned by Mr. Lowe or his associates or affiliates is required to approve the proposed amendment. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal 2. Therefore, the abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2.

Reasons for the Amendment

The Board of Directors is currently considering a variety of capital raising alternatives, including a possible transaction with Mr. Lowe, a member of our Board of Directors and currently our only Interested Shareholder. Article Six of our Articles of Incorporation restricts the Company’s ability to engage in a capital-raising transaction with its significant shareholders who may be interested in making additional investments in the Company. Although there can be no assurances that the terms and conditions of such a transaction would be favorable to the Company, or that any such transaction would occur at all, the Board of Directors believes that it is in the best interests of its shareholders and the Company to increase flexibility with respect to the Company’s potential sources of capital.

Currently the Company is subject to Article Six of the Articles of Incorporation and the Business Combination Statute. The Board of Directors believes that Article Six and the Business Combination Statute provide similar protection for the Company in the event of an attempt by a party to gain control of the Company. The Board of Directors believes, however, it is in the best interests of the Company to delete the substantive portions of Article VI while continuing to be covered by the Business Combination Statute for two primary reasons. First, the Board of Directors believes that it would be more desirable for the Company to be governed by Georgia law rather than by Article Six because, while Article Six is unique to the Company, the Business Combination Statute has been interpreted by courts and legal scholars. The Board of Directors believes that the existence of a body of case law and commentary on the Business Combination Statute would provide valuable guidance to the Board of Directors in making an informed judgment as to the application of the Company’s anti-takeover devices in the event a party attempted to gain control of the Company in a transaction that the Board of Directors did not believe to be in the best interests of the Company.

The Board of Directors believes that the proposed amendment to Article Six of the Company’s Articles of Incorporation is in the best interests of the Company and its shareholders and is consistent with sound corporate governance principles.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF ARTICLE SIX OF THE ARTICLES OF INCORPORATION REGARDING TRANSACTIONS WITH INTERESTED SHAREHOLDERS.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR

ARTICLES OF INCORPORATION AND BYLAWS

The following information concerning our capital stock summarizes provisions of our Articles of Incorporation and Bylaws and statutes regulating the rights of holders of our capital stock. This information is not a complete description of these matters and is qualified in all respects by the actual provisions of our Articles of Incorporation and Bylaws and the corporate laws of the State of Georgia.

Common Stock

Voting Rights. The holders of our Common Stock are entitled to one vote per share and are not entitled to cumulative voting rights in the election of our directors. As a result, the holders of more than 50% of the shares of our Common Stock voting in the election of directors, subject to the voting rights of any preferred shares then outstanding, can elect all of our directors then standing for election, if they choose to do so. In this event, the holders of the remaining less than 50% of the shares voting for the election of directors are not able to elect any person or persons to our Board of Directors.

Our shareholders may only remove a director (i) for cause and (ii) by the affirmative vote of the holders of two-thirds of our outstanding Common Stock.

Classified Board. The Company’s Board of Directors is presently divided into three classes, designated as Class I, Class II, and Class III directors. Each of Class I and Class II consists of two members and Class III consists of three members, each serving for a period of three years from their respective dates of election.

The classification of directors makes it more time-consuming to change majority control of our Board of Directors. At least two shareholder meetings will be required to effect a change in the majority control of our Board of Directors, except in the event of vacancies resulting from removal for cause or other reason, in which case the remaining directors would fill the vacancies created. The longer time required to elect a majority of a classified board also helps to assure continuity and stability of our management and policies, since a majority of the directors at any given time will have prior experience as our directors.

The classified board is intended to encourage persons seeking to acquire control of us, through a proxy contest or otherwise, to initiate an acquisition through arm’s-length negotiations with our management and Board of Directors. The classified board could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though an attempt might be beneficial to our shareholders or favored by a majority of our shareholders. In addition, since the classified board is designed in part to discourage accumulations of large blocks of our Common Stock by purchasers whose objective is to have the stock repurchased by us at a premium, the classified board could tend to reduce the temporary fluctuation in the market price of our common stock which could be caused by this type of accumulation. Accordingly, holders of our Common Stock could be deprived of opportunities to sell their shares at a temporarily higher market price.

Transactions with Interested Shareholders. You are being asked to vote on changes to our Articles of Incorporation that will impact existing restrictions on transactions with Interested Shareholders. See “PROPOSAL TWO: AMENDMENT OF ARTICLE SIX TO OUR ARTICLES OF INCORPORATION REGARDING TRANSACTIONS WITH INTERESTED SHAREHOLDERS” for a summary of existing restrictions and the effect of changes contemplated by the proposed amendment.

Preferred Stock. Our organizers authorized the preferred stock without a view toward its use in any shareholder rights plan or other measure which has as its primary purpose making a takeover or change in control of us more difficult. However, the terms of any preferred instrument, as is the case with any financial instrument, could have the effect of discouraging persons who might otherwise seek to attempt to acquire us or control or affect our management or policies.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Special Meeting other than those described above. However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

GENERAL INFORMATION

Householding

The Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company is not householding proxy materials for its shareholders of record in connection with the Special Meeting. However, certain intermediaries may household proxy materials. If you hold your shares of Common Stock through a broker or bank that has determined to household proxy materials:

•	Only one proxy statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•

You can contact the Company by calling (678) 454-2270 or by emailing us at btrivedi@crescentbank.com to request a separate copy of the proxy statement for the Special Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

•

You can request delivery of a single copy of the proxy statements from your bank or broker if you share the same address as another Crescent shareholder and your bank or broker has determined to household proxy materials.

Where You Can Find More Information

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Okapi Partners, LLC

780 Third Avenue, 30th Floor

New York, New York 10017

Shareholders Call Toll Free: (877) 869-0171

Banks and Brokers Call Collect: (212) 297-0720

The above Notice of Special Meeting and Proxy Statement are sent by order of the Crescent Board of Directors.

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

March 27, 2009

Appendix A

CRESECENT BANKING COMPANY

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Crescent Banking Company, a corporation organized and existing under the laws of the State of Georgia (the “Corporation”), in accordance with the provisions of Section 14-2-1006 of the Georgia Business Corporation Code, hereby amends the Corporation’s Articles of Incorporation (as amended, the “Articles”) as follows:

ARTICLE I

The name of the Corporation is “Crescent Banking Company.”

ARTICLE II

Section 2.1 of the Articles is hereby amended and restated in its entirety as follow:

“Section 2.1. The Corporation shall have the authority to be exercised by the Board of Directors, or a duly authorized committee thereof, to issue not more than 50,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).”

ARTICLE III

Article Six of the Articles is hereby amended by deleting it in its entirety and replacing it with the following new Article Six:

“ARTICLE SIX

Certain Definitions

For purposes of these Articles of Incorporation:

(a) The term ‘person’ shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on October 15, 1991 for purposes of Regulation 13D-G under the 1934 Act).

(b) The term ‘Interested Shareholder’ shall mean:

(1) any person (other than the Corporation, any Subsidiary or any benefit plan of the Corporation or any Subsidiary) who or which, with its “Affiliates” and “Associates” (as such terms were October 15, 1991 in Rule 12b-2 promulgated under the 1934 Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

(2) any Affiliate, Associate, representative or person acting, in concert with any person described in the foregoing subparagraph (c)(1) of this Section 6.2;

(3) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock (for purposes of this subsection, Voting Stock shall be deemed to include the outstanding common stock of Crescent Bank and Trust Company); and

(4) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a “public offering,” within the meaning of the Securities Act of 1933, as amended, (for purposes of this subsection, Voting Stock shall be deemed to include the common stock of Crescent Bank and Trust Company). Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this paragraph (c) of Section 6.2 shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(c) The term ‘Subsidiary’ shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this Section 6.2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d) The term ‘Disinterested Director’ shall mean any person who:

(1) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation’s Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

(2) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (i) elected as a director or (ii) recommended (and continued to be recommended at all times before such person’s initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds (2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

(e) The term ‘beneficial owner’ shall have the meaning set forth as of October 15, 1991 in Rule 13d-3 promulgated under the 1934 Act and a person shall ‘beneficially own’ securities of which it is the beneficial owner.”

ARTICLE IV

These Articles of Amendment were duly adopted on April 15, 2009.

ARTICLE V

These Articles of Amendment were adopted by the Corporation’s shareholder, in accordance with the provisions of Sections 14-2-1003 of the Georgia Business Corporation Code.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Crescent Banking Company has caused these Articles of Amendment to be signed by Leland W. Brantley, Jr., its Chief Financial Officer, this 15th day of April, 2009.

CRESCENT BANKING COMPANY

By:
Name: Leland W. Brantley, Jr. Title: Chief Financial Officer

Appendix B

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

CHAPTER 2. BUSINESS CORPORATIONS

ARTICLE 11. MERGER AND SHARE EXCHANGE

PART 3. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

§ 14-2-1131. Definitions.

For purposes of this part, the definitions contained in Code Section 14-2-1110 shall be applicable with the following exceptions:

(1) For purposes of this part, “business combination” means:

(A) Any merger or consolidation of the resident domestic corporation or any subsidiary with: (i) any interested shareholder; or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the merger or consolidation would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction other than as a result of the interested shareholder’s ownership of the resident domestic corporation’s voting stock;

(B) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the resident domestic corporation or any of its subsidiaries, of any assets of the resident domestic corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the resident domestic corporation, an aggregate book value as of the end of the resident domestic corporation’s most recently ended fiscal quarter of 10 percent or more of the net assets of the resident domestic corporation as of the end of such fiscal quarter;

(C) The issuance or transfer by the resident domestic corporation, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the resident domestic corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding common and preferred shares of the resident domestic corporation whose shares are being issued to any interested shareholder or any affiliate or associate of any interested shareholder, other than the resident domestic corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the resident domestic corporation’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares, and except pursuant to the exercise or conversion of securities exercisable for or convertible into shares of the resident domestic corporation, or any subsidiary, which securities were outstanding prior to the time that any interested shareholder became such;

(D) The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation;

(E) Any reclassification of securities, including any reverse stock split, or recapitalization of the resident domestic corporation, or any merger or consolidation of the resident domestic corporation with any of its subsidiaries, which has the effect, directly or indirectly, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the resident domestic corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate of any interested shareholder;

(F) Any receipt by the interested shareholder, or any affiliate or associate of the interested shareholder, other than in the ordinary course of business, of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits or assistance or any tax credits or other tax advantages provided by or through the resident domestic corporation or any of its subsidiaries; or

(G) Any share exchange with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(2) For purposes of this part and Part 2 of this article, the presumption of “control” created by paragraph (7) of Code Section 14-2-1110 shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this part or Part 2 of this article, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have control of the corporation; and

(3) For purposes of this part, a “resident domestic corporation” means:

(A) An issuer of voting stock which is organized under the laws of this state and which has at least 100 beneficial owners in this state and either:

(i) Has its principal office located in this state;

(ii) Has at least 10 percent of its outstanding voting shares beneficially owned by residents of this state;

(iii) Has at least 10 percent of the holders of its outstanding voting shares beneficially owned by residents of this state; or

(iv) Owns or controls assets located in this state which represent the lesser of (I) substantially all of its assets or (II) assets having a market value of at least $25 million. For purposes of this Code section, “substantially all of the corporate assets” means either one-half of the value of the assets of the corporation or the assets of the corporation located in this state which generate more than one-half of the total revenues of the corporation, all on a consolidated basis; and

(B) For purposes of divisions (ii) and (iii) of subparagraph (A) of this paragraph, a holder of voting shares that is a corporation shall be deemed to be located in this state if such corporation is organized under the laws of this state.

§ 14-2-1132. Business combinations with interested stockholders.

(a) Notwithstanding any other provision of this chapter (except for the provisions of subsection (b) of this Code section and Code Section 14-2-1133), a resident domestic corporation shall not engage in any business combination with any interested shareholder for a period of five years following the time that such shareholder became an interested shareholder, unless:

(1) Prior to such time the resident domestic corporation’s board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

(2) In the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90 percent of the voting stock of the resident domestic corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by: (A) persons who are directors or officers, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

(3) Subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90 percent of the outstanding voting stock of the resident domestic corporation, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the interested shareholder or by (A) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

(b) The restrictions contained in this Code section shall not apply if a shareholder: (1) becomes an interested shareholder inadvertently; (2) as soon as practicable divests sufficient shares so that the shareholder ceases to be an interested shareholder; and (3) would not, at any time within the five-year period immediately prior to a business combination between the resident domestic corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition.

§ 14-2-1133. Inapplicability of requirements of this article unless specifically provided by corporate bylaw; repeal of bylaw; adoption of other provisions.

(a) The requirements of this part shall not apply to business combinations with interested shareholders unless the bylaws of the resident domestic corporation specifically provide that all of such requirements are applicable to the resident domestic corporation. Such a bylaw may be adopted at any time in the manner provided in this chapter and shall apply to any business combination with an interested shareholder after the date of the bylaw’s adoption, provided that such bylaw shall not apply to restrict a business combination between the corporation and an interested shareholder of the resident domestic corporation if the interested shareholder became such prior to the effective date of the bylaw. Such a bylaw shall be irrevocable except as provided in subsection (b) of this Code section. Neither the adoption nor the failure to adopt such a bylaw shall constitute grounds for any cause of action against any of the directors of the resident domestic corporation.

(b) Any bylaw adopted as provided in subsection (a) of this Code section may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the resident domestic corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws. Any action to repeal any bylaw in accordance with this subsection shall not be effective until 18 months after the shareholder vote to effect such repeal and shall not apply to any business combination between such resident domestic corporation and any person who became an interested shareholder of such resident domestic corporation on or prior to such repeal. Once the bylaw has been repealed in accordance with this subsection, the resident domestic corporation shall not thereafter be entitled to adopt the bylaw in accordance with subsection (a) of this Code section.

(c) Nothing contained in this part shall be deemed to limit in any manner a resident domestic corporation’s right to include in its articles of incorporation or bylaws any provision regarding the approval of business combinations which would not otherwise be prohibited by this chapter.

(d) Nothing contained in this part shall be construed to alter in any manner the rights of a resident domestic corporation to adopt a bylaw pursuant to Code Section 14-2-1113. The requirements of any bylaw adopted under this part will be in addition to the requirements of any bylaw adopted pursuant to Part 2 of this article.

(e) Nothing contained in Part 2 of this article shall be construed to alter in any manner the rights of a resident domestic corporation to adopt a bylaw pursuant to this Code section. The requirements of any bylaw adopted under Part 2 of this article will be in addition to the requirements of any bylaw adopted pursuant to this part.

The definitions set forth in the following section of the GBCC are incorporated by reference into the Business Combination Statute, subject to § 14-2-1131 of that statute.

§ 14-2-1110. Definitions

As used in this part, the term:

(1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a specified person.

(2) “Announcement date” means the date of the first general public announcement of the proposal of the business combination.

(3) “Associate,” when used to indicate a relationship with any person, means:

(A) Any corporation or organization, other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is the beneficial owner of 10 percent or more of any class of equity securities;

(B) Any trust or other estate in which such person has a beneficial interest of 10 percent or more or as to which such person serves as trustee or in a similar fiduciary capacity; and

(C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

(4) “Beneficial owner” means a person shall be considered to be the beneficial owner of any equity securities:

(A) Which such person or any of such person’s affiliates or associates owns, directly or indirectly;

(B) Which such person or any of such person’s affiliates or associates, directly or indirectly, has:

(i) The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

(ii) The right to vote pursuant to any agreement, arrangement, or understanding; or

(C) Which are owned, directly or indirectly, by any other person with which such person or any of such person’s affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities; provided, however, that a person shall not be considered to be a beneficial owner of any equity securities which (i) have been tendered pursuant to a tender or exchange offer made by such person or such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange or (ii) such person or such person’s affiliates or associates have the right to vote pursuant to any agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons.

(5) “Business combination” means:

(A) Any merger of the corporation or any subsidiary with:

(i) Any interested shareholder; or

(ii) Any other corporation, whether or not itself an interested shareholder, which is, or after the merger would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(B) Any share exchange with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12 month period, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation’s most recently ended fiscal quarter of 10 percent or more of the net assets of the corporation as of the end of such fiscal quarter;

(D) The issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any 12 month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding common and preferred shares of the corporation whose shares are being issued to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

(E) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder; or

(F) Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12 month period, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

(6) “Continuing director” means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date, and any successor to such continuing director who is not an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors.

(7) “Control,” including the terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing 10 percent or more of the votes entitled to be cast by a corporation’s voting shares shall create an irrebuttable presumption of control.

(8) “Corporation,” in addition to the definition contained in Code Section 14-2-140, shall include any trust merging with a domestic corporation pursuant to Code Section 53-12-59.

(9) “Determination date” means the date on which an interested shareholder first became an interested shareholder.

(10) “Fair market value” means:

(A) In the case of securities, the highest closing sale price, during the period beginning with and including the determination date and for 29 days prior to such date, of such a security on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30 day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors; and

(B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors of the corporation.

(11) “Interested shareholder” means any person, other than the corporation or its subsidiaries, that:

(A) Is the beneficial owner of 10 percent or more of the voting power of the outstanding voting shares of the corporation; or

(B) Is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation.

For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall not include any unissued voting shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(12) “Net assets” means the amount by which the total assets of a corporation exceed the total debts of the corporation.

(13) “Voting shares” means shares entitled to vote generally in the election of directors.

Appendix C

ARTICLES OF INCORPORATION

OF

CRESCENT BANKING COMPANY

ARTICLE SIX

Business Combinations

Section 6.1. Notwithstanding any other provision of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, and in addition to any affirmative vote required of the holders of any particular class or series of Voting Stock by law, by these Articles of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Voting Stock not beneficially owned (as defined below) by any Interested Shareholder (as defined below), shall be required for the approval or authorization of any Business Combination (as defined below); provided, however, that such voting requirement shall not be required, and such Business Combination shall require only such affirmative vote as is required by law, by any other provision of these Articles of Incorporation or by any Preferred Stock Designation, if:

(a) The Business Combination was approved by the Board of Directors of the Corporation either:

(1) prior to the date that such Interested Shareholder became the beneficial owner (as defined below) of fifteen percent (15%) or more of the Voting Stock; or

(2) after such date, but only if at least two-thirds (2/3) of the directors are Disinterested Directors (as defined below); or

(b) All of the following conditions are satisfied:

(1) the Business Combination involves a merger or consolidation of the Corporation or a statutory share exchange and the consideration to be received per share by holders of Voting Stock in the Business Combination is either cash or, at the option of such holders of Voting Stock if the Interested Shareholder acquired the majority of its holdings of Voting Stock for a form of consideration other than cash, cash or the same form of consideration as that for which the Interested Shareholder acquired such majority; and

(2) the amount of cash or the Fair Market Value (as defined below and as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares, and similar events) of the property, securities, or Other Consideration (as defined below) to be received per share by holders of the Common Stock is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, and transfer taxes) paid by such Interested Shareholder in acquiring any of its holdings of Common Stock during the two-year period immediately prior to the date of the first public announcement of such Business Combination; (ii) an amount that bears the same or greater percentage relationship to the Fair Market Value of the Common Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (2)(i) above bears to the Fair Market Value of the Common Stock on the date on which the Interested Shareholder first became an Interested Shareholder; or (iii) the earnings per share of the Common Stock for the four consecutive quarters immediately preceding the Announcement Date, multiplied by the higher of the then price earnings multiple (if any) of such Interested Shareholder or the highest price earnings multiple of the Corporation during the two years immediately preceding the Announcement Date (for purposes of this subsection, a purchase of the common stock of Crescent Bank and Trust Company by an Interested Shareholder shall be treated as though it were a purchase of Common Stock); and

(3) if applicable, the amount of cash or the Fair Market Value (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares, and similar events) of the property, securities, or Other Consideration to be received per share by holders of shares of any class of Voting Stock, other than Common Stock, is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, and transfer taxes) paid by such Interested Shareholder in acquiring any of its holdings of such class of Voting Stock during the two-year period immediately prior to the date of the first public announcement of such Business Combination; (ii) if applicable, an amount that bears the same or greater percentage relationship to the Fair Market Value of such class of Voting Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (3)(i) above bears to the Fair Market Value of such Voting Stock on which the Interested Shareholder first became an Interested Shareholder; or (iii) if applicable, the highest preferential amount per such class of Voting Stock would be entitled in the event of voluntary or involuntary liquidation of the Corporation; and

(4) after such Interested Shareholder has become an Interested Shareholder but prior to the consummation of such Business Combination, (i) there shall have been (A) no failure to declare and pay at the regular date therefor any quarterly dividends (whether or not cumulative) on any outstanding preferred stock, and (B) no reduction in the annual rate of dividends paid on the Common Stock (after giving effect to any reclassification, including any reverse stock split, recapitalization, reorganization, or similar transaction that has the effect of enlarging or reducing the number of outstanding shares of Common Stock), unless such reduction has been approved by the Board of Directors, at least two-thirds (2/3) of the members of which are Disinterested Directors; (ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder, or upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder, or as a result of a pro rata stock dividend or stock split; and (iii) such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance, or of any tax credits or other tax advantages provided by the Corporation or any Subsidiary (as defined below); and

(5) a proxy statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (“1934 Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules, and regulations), whether or not the Corporation is then subject to such requirements, is mailed at least thirty (30) days prior to the consummation of such Business Combination to the public shareholders of the Corporation for the purpose of soliciting shareholder approval of such Business Combination, and contains at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable investment banking firm as to the fairness (or not) of such Business Combination from a financial point of view to the Corporation’s remaining public shareholders (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion, to be an investment banking firm which has not previously been associated with such Interested Shareholder, and, if there are at the time any such directors, to be selected by a majority of the Disinterested Directors).

Section 6.2. For purposes of this Article Six:

(a) the term “Business Combination” shall mean:

(1) any merger or consolidation of the Corporation or any Subsidiary with or into an Interested Shareholder, any merger or consolidation of an Interested Shareholder with or into the Corporation or any Subsidiary, or any statutory share exchange with respect to any class or series of Voting Stock of the Corporation or any Subsidiary;

(2) any sale, lease, exchange, transfer, or other disposition (whether in one transaction or in a series of related transactions) including without limitation, the mortgage of or the use of any other security device relating to all or any Substantial Part (as defined below) of the assets of the Corporation (including, without limitation, any voting securities of any Subsidiary) or of any Subsidiary to an Interested Shareholder;

(3) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in either one transaction or a series of related transactions) of all or any Substantial Part of the assets of an Interested Shareholder to the Corporation or any Subsidiary;

(4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is an Interested Shareholder;

(5) the issuance of or transfer by the Corporation or any Subsidiary (in one transaction or in a series of related transaction) of any securities of the Corporation or any Subsidiary to an Interested Shareholder;

(6) the acquisition by the Corporation or any Subsidiary of any securities of an Interested Shareholder;

(7) any reclassification of securities (including any reverse stock split), recapitalization or reorganization of the Corporation, merger or consolidation of the Corporation with any of its Subsidiaries, or any similar transaction (whether or not or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary which is, directly or indirectly, owned by any Interested Shareholder;

(8) any loan or other extension of credit by the Corporation or any Subsidiary to an Interested Shareholder, and any guarantees by the Corporation or any Subsidiary of any loan or other extension of credit by any person to an Interested Shareholder; and

(9) any transaction or related series of transactions having, directly or indirectly, the same effect as any of the foregoing.

(b) The term “person” shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on October 15, 1991 for purposes of Regulation 13D-G under the 1934 Act).

(c) The term “Interested Shareholder” shall mean:

(1) any person (other than the Corporation, any Subsidiary or any benefit plan of the Corporation or any Subsidiary) who or which, with its “Affiliates” and “Associates” (as such terms were October 15, 1991 in Rule 12b-2 promulgated under the 1934 Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

(2) any Affiliate, Associate, representative or person acting, in concert with any person described in the foregoing subparagraph (c)(1) of this Section 6.2;

(3) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock (for purposes of this subsection, Voting Stock shall be deemed to include the outstanding common stock of Crescent Bank and Trust Company); and

(4) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a “public offering,” within the meaning of the Securities Act of 1933, as amended, (for purposes of this subsection, Voting Stock shall be deemed to include the common stock of Crescent Bank and Trust Company). Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this paragraph (c) of Section 6.2 shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(d) The term “Substantial Part” shall mean more than ten percent (10%) of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

(e) The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this Section 6.2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(f) For the purposes of subparagraphs (b)(2) and (b)(3) of Section 6.1, the term “Other Consideration” shall include, without limitation, Common Stock and, if applicable, shares of any other class of Voting Stock, retained by its existing public shareholders in the event of a Business Combination with such Interested Shareholder in which the Corporation is the surviving corporation.

(g) The term “Disinterested Director” shall mean any person who:

(1) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation’s Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

(2) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (i) elected as a director or (ii) recommended (and continued to be recommended at all times before such person’s initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds (2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

(h) The term “Fair Market Value” shall mean:

(1) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the thirty-day period preceding the date in question on the National Market List of the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if such stock is not listed on any such exchange and no such quotations are available, the fair market value on the date in question of a share of such stock, as determined by the Board of Directors if at least a majority of the directors are Disinterested Directors or by the members of the Board of Directors who are Disinterested Directors if less than a majority of the Board of Directors; and

(2) in the case of property other than cash or stock, the fair market value of such property on the date in question, as determined by the Board of Directors if at least a majority of directors are Disinterested Directors or by the members of the Board of Directors who are Disinterested Directors if less than a majority of the Board of Directors.

(i) The term “beneficial owner” shall have the meaning set forth as of October 15, 1991 in Rule 13d-3 promulgated under the 1934 Act and a person shall “beneficially own” securities of which it is the beneficial owner;

(j) In the event any paragraph (or portions thereof) of this Article Six shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Six shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited, or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each remaining provision (or portion thereof) of this Article Six remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Interested Shareholders, notwithstanding any such finding.

Section 6.3. A majority of the Board of Directors, if at least two-thirds (2/3) are Disinterested Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Six, including, without limitation:

(a) whether a person is an Interested Shareholder;

(b) the number of shares of Voting Stock beneficially owned by any person;

(c) whether a person is affiliated, associated, a representative of or otherwise acting in concert with, another person; and

(d) whether the applicable conditions set forth in Paragraph (b) of Section 6.2 have been met with respect to any Business Combination.

Section 6.4. Nothing contained in this Article Six shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

REVOCABLE PROXY	9999999999

CRESCENT BANKING COMPANY

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2009

The undersigned hereby appoints John S. Dean, Sr. and Cecil Pruett, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held Wednesday, April 15, 2009, at 1:00 p.m. local time, the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, and at any postponement or adjournment thereof (the “Special Meeting”).

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE SPECIAL MEETING. IF A VOTE IS NOT SPECIFIED, THEN SAID PROXIES WILL VOTE “FOR” APPROVAL OF THE PROPOSAL.

The Board of Directors recommends a vote “FOR” the following proposal:

1.	Authorized Shares. To amend the Company’s Articles of Incorporation to increase the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares.

FOR	AGAINST	ABSTAIN

2.	Business Combinations. To amend the Company’s Articles of Incorporation to delete the restrictions regarding transactions with interested shareholders in Article Six leaving only certain definitions for terms used elsewhere in the Articles of Incorporation.

FOR	AGAINST	ABSTAIN

Please sign exactly as name appears in the registration below. When shares are held by joint tenants both parties should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. You may also submit your proxy vote online by following the instructions on page 2 of the proxy statement that accompanies this revocable proxy.

COMMON SHARES:	9999999999.999	DATED: , 2009

SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS		Signature
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS		Signature if held jointly
9999999999

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET VOTING, WHICH IS AVAILABLE 24

HOURS A DAY, 7 DAYS A WEEK.

Internet voting is available through 11:59 PM Eastern Time

on April 14, 2009.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote by Internet, log on to www.crescentbank.com and follow the on-screen instructions for voting your proxy.

You will be prompted for certain information that can be found on your proxy card.

If you vote your proxy by Internet, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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